UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: August 26, 2016

Elite Data Services, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4447 N. Central Expressway,Suite 110-135

Dallas, TX 75205

(Address of principal executive offices)

(972) 885-3981

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations about the Company's future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in "Risk Factors" in the Company's Annual Report on Form 10-K, and the Company's recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements

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Item 1.01 Entry into a Material Definitive Agreement

Definitive Agreement for the Acquisition of WOD Markets LLC

On August 26, 2016, the Elite Data Services, Inc. (the "Company") and the members of (the "WOD Members") WOD Market LLC , a Colorado limited liability company ("WOD"), executed a definitive agreement (the "WOD Definitive Agreement"), pursuant to which the Company agreed to acquire one hundred percent (100%) of the ownership interest in WOD, in the form of three (3) separate closings, subject to the following material terms and conditions:

(a) First Closing. On August 26, 2016 (the "First Closing" or "Initial Closing"), the Company would acquire a total of twenty percent (20%) of the ownership interest of WOD in an equity exchange in which the WOD Members would exchange a total of 200 units of membership interests (the "WOD Units") to the Company in exchange for a total of 100,000 shares of Series B Preferred Stock of the Company (the Series B Preferred Stock of the Company to be issued pursuant to this transaction, in the aggregate is referred to as the "New DEAC Shares").

In addition, within two (2) business days after the Initial Closing, WOD shall advance a total of Forty Thousand Dollars ($40,000) to DEAC for the purposes of funding the completion of DEAC's audit and SEC filing of Form 10K for the period ending December 31, 2015, Form 10Q for period ending March 31, 2016, Form 10Q for period ending June 30, 2016, and other documentation required for DEAC to become a compliant and fully reporting public company (the "Interim Financing"), secured by two (2) separately executed Convertible Redeemable Notes ("WOD Notes").

Further, as a condition of the execution of WOD Definitive Agreement, DEAC has agreed to immediately, as of August 26, 2016, initiate a reverse split of 1:1000 of DEAC's Common Stock (the "Reverse Split"), pursuant to the prior approval received by DEAC from the holders of majority of DEAC's outstanding capital stock, as described in the Schedule 14C filed with the SEC on September 23, 2015. The effective date of the reverse split is subject to final approval of FINRA. Subject to the completion of the Reverse Split, the certain controlling shareholders of the Company have agreed to exchange and cancel a total of 1,000,000 shares of Series B Preferred Stock (500,000 each by Dr. Ricketts and Mr. Antol) for a total of 25,000,000 shares of Common Stock of the DEAC to be issued post the date the Reverse Split is effective.

(b) Second Closing. On or before September 15, 2016 (the "Second Closing"), the Company would acquire an additional twenty percent (20%) of the ownership interest of WOD in an equity exchange in which the WOD Members would exchange 200 WOD Units to the Company in exchange for an additional 100,000 New DEAC Shares, issued by the Company to the WOD Members pro rata.

In addition, the Second Closing would be contingent upon DEAC completing all necessary corporate actions to effect any and all outstanding DEAC corporate matters, including, but not limited to, SEC filing of Form 10K for the period ending December 31, 2015, Form 10Q for period ending March 31, 2016, Form 10Q for period ending June 30, 2016, and other documentation required for DEAC to become a compliant and fully reporting public company (the "SEC Filing").

(c) Third Closing. On or before October 15, 2016 (the "Third Closing"), the Company would acquire the remaining sixty percent (60%) of the ownership interest of WOD an equity exchange in which the WOD Members would exchange a total of 600 WOD Units to the Company in exchange for a total of 14,800,000 New DEAC Shares.

In addition, the Third Closing would be contingent upon WOD completing all necessary corporate actions to effect any and all outstanding WOD corporate matters, including, but not limited to, two years of audit financials for period ending December 31, 2014 and December 31, 2015, and interim reviewed financial for periods ending March 31, 2016, and June 30, 2016, including interim reviewed financial for period ending September 30, 2016, in accordance with US GAAP (the "Books and Records"), in form acceptable to DEAC and its auditors. Separately, DEAC must be current with all federal tax return filings for periods ending 2013, 2014 and 2015 on or before the Third Closing.

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Further, as a condition of the Final Closing, Dr. Ricketts (a Controlling Shareholder) has agreed to the termination of his contractor agreement dated May 18, 2016, as the Chairman and VP of Investor Relations of DEAC, and Mr. Antol (a Controlling Shareholder) has agreed to the termination of his contractor agreement dated May 18, 2016, as the Chief Financial Officer of DEAC, on mutually agreed to terms between DEAC and WOD prior to such closing.

Pursuant to the each of the closings contemplated, certain officer and director appointments and resignations shall commence on both the Second Closing and Third and Final Closing, including, but not limited, to the Chairman, CEO, President and COO, and CFO, Secretary and Treasurer, as set forth in the Definitive Agreement.

In the event of a termination of the Definitive Agreement after the First Closing or Second Closing, the Company is required to assign and transfer any and all WOD Units held by the Company back to the WOD Members, and WOD Members is required to assign and transfer any and all New DEAC Shares back to the Company. If WOD has arranged and completed any of the Interim Financings, then DEAC shall be required to abide by the terms of the Interim Financings, with neither party having any further obligations to one another thereafter, except as otherwise provided for herein.

The foregoing description of the Definitive Agreement are qualified in its entirety by reference to the Definitive Agreement filed as Exhibit 10.84 to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated herein by reference. On August 26, 2016, the Company issued a total of 100,000 shares of Series B Preferred Stock to two (2) separate parties in the amount of 50,000 shares each, pursuant to terms of the Definitive Agreement. The Series B Preferred shares were offered and sold to the parties in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company based such reliance on certain representations made by each of the parties to the Company including that each of the parties were accredited investors as defined in Rule 501 of Regulation D.

Pursuant to the Definitive Agreement dated August 26, 2016 between the Company and WOD and a third-party, the Company issued two (2) separate six month Promissory Notes to WOD and a third-party lender for the repayment of advances made by WOD and a third-party to Company, pursuant to the Definitive Agreement, in the total principal amount of Thirty Thousand Dollars (USD $30,000.00) and in the total principal amount of Ten Thousand Dollars (USD $10,000.00), on the terms set forth in each Promissory Note. Each Promissory Note is due and payable on the six-month anniversary date (the "Maturity Date"), at a rate of ten percent (10%) per annum commencing on date of issuance, convertible into shares of the Company's common stock at a conversion price equal to a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, and other customary and standard terms and conditions set forth therein.

We claim an exemption from registration for the information provided herein to Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended (the " Securities Act "). The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description of the Promissory Notes is qualified in its entirety by reference to the Promissory Notes filed as Exhibit 10.84 to this report and incorporated herein by reference.

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Item 3.03 Material Modification to Rights of Securities Holders

On August 26, 2016, our Board of Directors approved a Reverse Split of the Company's Common Stock at a ratio of 1:1,000, pursuant to the prior approval effective as of October 15, 2015.

As of August 26, 2016 (the "Record Date"), the Company had 130,237,299 shares of Common Stock issued and outstanding out of 500,000,000 authorized shares of Common Stock and 2,000,000 shares of Series B Convertible Preferred Stock issued and outstanding out of 50,000,000 authorized shares of Series B Convertible Preferred Stock.

Holders of record of the Common Stock and Series B Convertible Preferred Stock at the close of business on the Record Date were entitled to participate in the written consent of our shareholders. Each share Common Stock was entitled to one vote and each share of Series B Convertible Preferred Stock was entitled to vote 1:1,000 to each share of Common Stock.

At the effective time of the Reverse Split, all of the outstanding shares of our outstanding Common Stock were automatically converted into a smaller number of shares, at the reverse split ratio of 1:1,000.

Item 5.07 Submission of Matters to a Vote of Securities Holders

The Reverse Split proposal was submitted for a vote to the securities holders of the Company. Please refer to Item 3.03 above for a full discussion of the vote of the securities holders of the Company.

Item 9.01 Financials Statements and Exhibits.

Those exhibits marked with an asterisk (*) refer to exhibits filed herewith. The other exhibits are incorporated herein by reference, as indicated in the following list.

Exhibit Number	Description

10.84*	Definitive Agreement dated August 26, 2016 by and between Elite Data Services, Inc. and WOD Market LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE DATA SERVICES, INC.

Dated: September 1, 2016	By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

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